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                                                                      EXHIBIT 6
                            DISTRIBUTION AGREEMENT

                                    BETWEEN

                          ALLMERICA INVESTMENT TRUST

                                      AND

                          ALLMERICA INVESTMENTS, INC.


THIS DISTRIBUTION AGREEMENT, made as of the 25th day of February, 1998, by and between Allmerica Investment Trust, a business trust organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the "Trust") and Allmerica Investments, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the "Distributor").


                                   WITNESSETH:

WHEREAS, the Trust engages in business as an open-end management investment company and is registered as such under the federal Investment Company Act of 1940, as amended ("ICA-40"); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing the interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust currently offers Shares in the series listed on attached Exhibit A, (each "Fund"), such series together with any other series which may be established later and served by the Distributor hereunder, being herein referred to collectively as the "Funds" and individually referred to as a "Fund"; and

WHEREAS, the Distributor is engaged in the business of distributing securities, including shares of investment companies, and is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, ("SEA-34") and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

WHEREAS, the Trust desires the Distributor to act as the distributor in the public offering of the Shares of the Funds; and

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:
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1.     Delivery of Trust Documents. The Trust has furnished Distributor with copies, properly certified or authenticated, of each of the following:

         (a) Agreement and Declaration of Trust October 11, 1984, as amended May 7, 1992 ("Declaration of Trust").

         (b) By-Laws of the Trust as in effect on the date hereof.

         (c) Resolutions of the Board of Trustees of the Trust selecting Distributor as principal underwriter for the Funds and approving this form of agreement.

       The Trust shall furnish the Distributor from time to time with copies, properly certified or authenticated, of all the amendments of, or supplements to, the foregoing, if any.

       The Trust shall furnish Distributor promptly with properly certified or authenticated copies of any registration statements filed by it on behalf of the Funds with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("SA-33") or ICA-40, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

2. Sale of Shares. Subject to the provisions of Paragraphs 3, 4, and 6 hereof, and to such minimum purchase requirements as may from time to time be currently indicated in the Trust's prospectus, on behalf of the Funds, the Distributor is authorized to sell, as agent for the Trust, on behalf of the Funds, Shares authorized for issuance and registered under SA-33. Distributor may also purchase as principal such Shares for resale to the public. Such sale will be made by Distributor on behalf of the Funds by accepting unconditional orders to purchase the Shares placed with Distributor by investors and such purchases will be made by Distributor only after acceptance by Distributor of such orders. The sales price to the public of such Shares shall be the public offering price as defined in Paragraph 5 hereof.

3. Sale of Shares by the Trust. The rights granted to the Distributor shall be nonexclusive in that the Trust, on behalf of the Funds, reserves the right to sell Shares of the Funds to investors pursuant to applications received and accepted by the Trust or its transfer agent, if any. Further, the Trust reserves the right to issue Shares in connection with the merger or consolidation of any other investment company, trust or personal holding company with the Trust or the Trust's acquisition by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company. Any right granted to Distributor to accept orders for Shares, or to make sales on behalf of the Funds or to purchase Shares for resale, will not apply to Shares issued in connection with the merger or consolidation of any other investment company with the Trust or its acquisition by purchase or otherwise, of all or substantially all of the assets of any investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity, and such right shall not apply to Shares that may be offered by the Trust to shareholders by virtue of their being shareholders of the Funds.


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4.     Shares Covered by this Agreement. This Agreement relates to the issuance and sale of Shares that are duly authorized, registered, and available for sale by the Trust, on behalf of the Funds, including redeemed or repurchased Shares if and to the extent that they may be legally sold and if, but only if, the Trust authorizes the Distributor to sell them.

5. Public Offering Price. All Shares sold by the Distributor pursuant to this Agreement shall be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per share, as determined in the manner provided in the Trust's Declaration of Trust, with respect to the Funds, as now in effect, or as it may be amended (and as reflected in the then current prospectus of the Trust, with respect to the Funds), next determined after the order is accepted by the Distributor. The Distributor will process orders submitted by brokers for the sale of Shares at the public offering price exclusive of any commission charged by such broker to his customer.

6. Suspension of Sales. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be accepted by the Distributor except such unconditional orders placed with the Distributor before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and Distributor's authority to accept orders for Shares on behalf of a Fund if, in the judgment of the Board of Trustees of the Trust, it is in the best interests of the Trust or Fund to do so, such suspension to continue for such period as may be determined by the Board of Trustees; and in that event, no orders to purchase Shares shall be processed or accepted by the Distributor on behalf of the Funds while such suspension remains in effect except for Shares necessary to cover unconditional orders accepted by Distributor before it had knowledge of the suspension, unless otherwise directed by the Board of Trustees.

7. Solicitation of Orders. In consideration of the rights granted to the Distributor under this Agreement, Distributor will use its best efforts (but only in states in which Distributor may lawfully do so) to obtain from investors unconditional orders for Shares authorized for issuance by the Trust, on behalf of the Funds, and registered under SA-33, provided that Distributor may in its discretion reject any order to purchase Shares. This does not obligate the Distributor to register or maintain its registration as a broker or dealer under the state securities laws of any jurisdiction if, in the discretion of the Distributor, such registration is not practical or feasible. The Funds shall make available to the Distributor at the expense of the Distributor such number of copies of the Funds' currently effective prospectus as the Distributor may reasonably request. The Funds shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares.

8. Authorized Representations. The Trust is not authorized by the Distributor to give, on behalf of the Distributor, any information or to make any representations other than the information and representations contained in a registration statement or prospectus filed with the SEC under SA-33 and/or ICA-40, covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time.



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       Distributor is not authorized by the Trust to give on behalf of the Funds any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a registration statement or prospectus filed with the Securities and Exchange Commission ("SEC") under SA-33 and/or ICA-40, covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing tombstone ads and sales literature or other material as it may deem appropriate. No person other than Distributor is authorized to act as principal underwriter (as such term is defined in ICA-40, as amended) for the Trust.

9. Registration and Sale of Additional Shares. The Trust, on behalf of the Funds will, from time to time, use its best efforts to register under SA-33, such Shares of the Funds as Distributor may reasonably be expected to sell on behalf of the Funds. In connection therewith, the Trust, on behalf of the Funds, hereby agrees to register an indefinite number of Shares under SA-33 and ICA-40. The Trust, on behalf of the Funds will, in cooperation with the Distributor, take such action as may be necessary from time to time to qualify such Shares in any state mutually agreeable to the Distributor and the Funds, and to maintain such qualification.

10. Expenses. The Distributor shall pay, or will enter arrangements providing that persons other than Distributor shall pay, all fees and expenses:

       a. incurred in connection with its registration as a broker or dealer or the registration or qualification of its officers, directors or representations under federal and state laws; and

       b. incurred in connection with the sale and offering for sale of Shares which may have been specifically allocated to the Distributor.

           Other than the expenses specifically assumed by the Distributor or the investment manager of the Trust, under the Management Agreement between the investment manager and the Trust, all expenses incurred in the operation of the Trust are borne by the Trust.

11. Conformity with Law. Distributor agrees that in selling Shares it shall duly conform in all respects with the laws of the United States and any state in which such Shares may be offered for sale by Distributor pursuant to this Agreement and to the rules and regulations of the NASD.

12. Independent Contractor. Distributor shall be an independent contractor and neither Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Trust in the performance of Distributor's duties hereunder. Distributor shall be responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. Distributor assumes full responsibility for its


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       agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

13. Indemnification. Distributor agrees to indemnify and hold harmless the Trust or Funds, as appropriate, and each of the Trust's Trustees, officers, employees, representatives and each person, if any, who controls the Trust or Funds within the meaning of Section 15 of SA-33 against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Trust or Funds or such of the Trust's Trustees, officers, employees, representatives or controlling person may become subject under SA-33, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by Distributor or any of Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Trust, on behalf of the Funds, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Distributor by the Trust. In no case (i) is Distributor's indemnity in favor of the Trust or Funds, as appropriate, or any person indemnified to be deemed to protect the Trust or Funds, as appropriate, or such indemnified person against any liability to which the Trust or Funds, as appropriate, or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement or (ii) is Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Trust or Funds, as appropriate, or any person indemnified unless the Trust or Funds, as appropriate, or such person, as the case may be, shall have notified Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or Funds, as appropriate, or upon such person (or after the Trust or Fund or such person shall have received notice of such service on any designated agent). However, failure to notify Distributor of any such claim shall not relieve Distributor from any liability which Distributor may have to the Trust or Fund or any person against whom such action is brought otherwise than on account of Distributor's indemnity agreement contained in this Paragraph.

       Distributor shall be entitled to participate, at its own expense, in the defense, or, if Distributor so elects, to assume the defense of any suit brought to enforce any such claim, but, if Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by Distributor and satisfactory to the Trust, on behalf of the Funds, to its Trustees, officers, employees or representatives, or to any controlling person or persons, defendant or defendants, in the suit. In the event that Distributor elects to assume the defense of any such suit and retain such legal counsel, the Trust, its Trustees, officers, employees, representatives or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If


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       Distributor does not elect to assume the defense of any such suit,
       Distributor will reimburse the Trust, on behalf of the Funds, such Trustees, officers, employees, representatives or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. Distributor agrees to promptly notify the Trust of the commencement of any litigation or proceedings against it or any of its directors, officers, employees or representatives in connection with the issue or sale of any Shares.

       The Trust, on behalf of the Funds, agrees to indemnify and hold harmless Distributor and each of its directors, officers, employees, representatives and each person, if any, who controls Distributor within the meaning of Section 15 of SA-33 against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which Distributor or such of its directors, officers, employees, representatives or controlling person may become subject under SA-33, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Trust or any of the Trust's Trustees, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Trust, on behalf of the Funds, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Trust by the Distributor. In no case (i) is the Trust's indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or
       (ii) is the Trust, on behalf of the Funds, to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against Distributor, or person indemnified unless Distributor, or such person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Distributor or upon such person (or after Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Trust of any such claim shall not relieve the Trust from any liability which the Trust may have to Distributor or any person against whom such action is brought otherwise than on account of the Trust's indemnity agreement contained in this Paragraph.

       The Trust, on behalf of the Funds, shall be entitled to participate, at its own expense, in the defense, or, if the Trust, on behalf of the Funds, so elects, to assume the defense of any suit brought to enforce any such claim, but, if the Trust, on behalf of the Funds, elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Trust, on behalf of the Funds, and satisfactory to Distributor, to its directors, officers, employees or representatives, or to any controlling person or persons, defendant or defendants, in the suit. In the event that the Trust, on behalf of the Funds, elects to assume the defense of any such suit and retain such legal counsel, Distributor, its directors, officers, employees, representatives or controlling person or persons, defendant or defendants in the


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       suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Trust, on behalf of the Funds, does not elect to assume the defense of any such suit, the Trust, on behalf of the Funds, will reimburse Distributor, such directors, officers, employees, representatives or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Trust, on behalf of the Funds, agrees to promptly notify Distributor of the commencement of any litigation or proceedings against it or any of its Trustees, officers, employees, or representatives in connection with the issue or sale of any Shares.

14. Limitation on Liability. A copy of Trust's Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by the Trustees as Trustees or any officer or officers as officers and not individually, and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust.

15. Duration and Termination of this Agreement. This Agreement shall become effective upon its execution ("effective date") and, unless terminated as provided, shall remain in effect through May 30, 1998 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees of the Trust who are not interested persons of Distributor or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and by vote of the Trustees of the Trust or of a majority of the outstanding voting securities of the Trust. This Agreement may, on 60 days' written notice, be terminated at any time, without the payment of any penalty, by the vote of a majority of the Trustees of the Trust who are not interested persons of Distributor or the Trust, by a vote of a majority of the outstanding voting securities of the Trust, or by Distributor. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this Paragraph 15, the definitions contained in Section 2(a) of ICA-40 (particularly the definitions of "interested person," "assignment," and "majority of the outstanding securities") shall be applied.

16. Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If the Trust should at any time deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or other governmental authority or to obtain any advantage under state or federal tax laws and notifies Distributor of the form of such amendment, and the reasons therefor, and if Distributor should decline to assent to such amendment, the Trust may terminate this Agreement forthwith. If Distributor should at any time request that a change be made in the Trust's Declaration of Trust or By-Laws or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the SEC, or of a national securities association of which Distributor is or may


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       be a member relating to the sale of Shares, and the Trust, on behalf of the Funds, should not make such necessary change within a reasonable time, Distributor may terminate this Agreement forthwith.

17. Additional Funds. In the event that the Trust establishes one or more series of Shares in addition to the Funds with respect to which it desires to have Distributor render services as distributor under the terms hereof, it shall so notify Distributor in writing, and if Distributor agrees in writing to provide such services, such series of Shares shall become a Fund hereunder.

18. Miscellaneous. The captions in this Agreement are included to convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if hand-delivered, or if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, 440 Lincoln Street, Worcester, MA 01653 and if to the Distributor, 440 Lincoln Street, Worcester, MA 01653.

                                   Allmerica Investment Trust



                                   By: /s/ Thomas P. Cunningham
                                       -----------------------------------

                                   Thomas P. Cunningham, Vice President &
                                   ---------------------------------------
                                   Treasurer
                                   ---------------------------------------
                                   Name, Title


                                   Allmerica Investments, Inc.


                                   By: /s/ Thomas P. Cunningham
                                      ------------------------------------
                                   Thomas P. Cunningham, Vice President
                                   ---------------------------------------
                                   Name, Title

Date:  February 25, 1998



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